Exhibit 99.1

CONTACT:	Thor Erickson – Investor Relations
+1 (678) 260-3110

Fred Roselli – Media Relations
+1 (678) 260-3421

Lauren Sayeski – European Media Relations
+ 44 (0)1895 844 300

COCA-COLA ENTERPRISES, INC.

REPORTS SECOND-QUARTER 2011 RESULTS

•	Second-quarter diluted earnings per common share totaled 74 cents on a reported basis, or 76 cents on a comparable basis.

•	Revenue was $2.41 billion on a reported and comparable basis, up 22 percent over prior year pro forma results and up 8 percent on a currency neutral basis.

•

Operating income was $359 million on a reported basis, an increase of 35 percent. Comparable operating income was $368 million, an increase of 21 percent over prior year pro forma results, and up 6 1/2 percent on a comparable and currency neutral basis.

•	Second-quarter volume grew 4 1/2 percent, driven by growth in core Coca-Cola trademark brands, sparkling flavors, solid execution, and positive response to planned promotions.

•	CCE continues to expect 2011 comparable diluted earnings per common share in a range of $2.10 to $2.15, including a currency benefit of approximately 15 cents at recent rates.

ATLANTA, July 28, 2011 – Coca-Cola Enterprises, Inc. (NYSE/Euronext Paris: CCE) today reported second-quarter 2011 operating income of $359 million, or $368 million on a comparable basis. Diluted earnings per common share for the second quarter were 74 cents, or 76 cents on a comparable basis. Currency translation positively affected second-quarter results by approximately 10 cents per share compared to prior year.

Items affecting comparability and other pro forma adjustments are detailed on pages 10 and 11 of this release.

Second-quarter revenue totaled $2.41 billion, an increase of 22 percent from pro forma 2010 results, and up 8 percent on a currency neutral basis. Comparable quarterly operating income was up 21 percent over prior year pro forma results, and up 6 1/2 percent on a comparable and currency neutral basis.

“A combination of solid execution with volume and pricing growth, coupled with strong response to our brands and products from our consumers and our customers, helped drive excellent second-quarter results,” said John F. Brock, chairman and chief executive officer. “This performance demonstrates both the growth potential of the Western European markets we serve and the positive impact of our operating strategies and initiatives.

“We continue to seize opportunities for profitable growth by focusing on building our brands, enhancing our customer service, and maximizing the efficiency of our operations,” Mr. Brock said.

OPERATING REVIEW

Total second-quarter volume grew 4 1/2 percent. Second-quarter operating margins showed sequential improvement from the prior quarter and were flat compared to prior year. Net pricing per case grew 3 percent and cost of sales per case grew 4 1/2 percent. Operating expenses increased 5 1/2 percent on a comparable and currency neutral basis.

Volume growth during the quarter was led by the excellent growth in two key segments of our sparkling portfolio. First, core Coca-Cola trademark sparkling brands increased 4 1/2 percent, including growth of more than 15 percent for Coca-Cola Zero, and growth of over 4 percent for brand Coca-Cola. Second, sparkling soft drink flavor brands, including energy, grew 8 percent. This includes solid growth of Fanta, Sprite, and Dr Pepper. Energy brands grew more than 50 percent with the successful launch of Powerade Energy and solid growth in Monster. Still beverage volume increased approximately 1 1/2 percent, primarily through the continued growth of Capri Sun, while water increased 4 percent led by Chaudfontaine growth.

Volume in continental Europe territories increased 7 1/2 percent reflecting strong sparkling growth and continued growth in juices. Second-quarter volume in Great Britain increased over 1 1/2 percent, driven by growth in our My Coke portfolio, up 1 percent, and 11 percent growth in sparkling flavor brands, including Sprite, Fanta, and Dr Pepper.

“Our second-quarter results demonstrate our ability to drive our business forward with strong day-to-day execution and a commitment to customer service,” said Hubert Patricot, executive vice president and president, European Group. “These factors, coupled with our sharp focus on costs, leave us well positioned to build on five straight years of operating profit growth in Europe, maximize the value of our brands, and deliver on our growth objectives,” Mr. Patricot said.

FULL-YEAR 2011 OUTLOOK

CCE continues to expect earnings per diluted common share in a range of $2.10 to $2.15. This includes a currency benefit of approximately 15 cents to full-year earnings per share based on recent rates.

Revenue is expected to grow in a mid single-digit range, with expected operating income growth in a mid single-digit to high single-digit range. Full-year cost of goods sold is expected to increase approximately 3 percent. Gross margins are expected to be essentially flat for the year, though we expect modest year-over-year margin decreases in the third quarter with year-over-year improvement in the fourth quarter. Operating margins are expected to be flat to up modestly for the full year. This outlook is comparable, currency neutral, and relative to 2010 pro forma financials.

The company also expects free cash flow of approximately $475 to $500 million, with capital expenditures of approximately $400 million. Weighted average cost of debt is expected to be approximately 3 percent and the effective tax rate for 2011 is expected to be in a range of 26 percent to 28 percent.

SHARE REPURCHASE

CCE remains on track to complete a share repurchase program of approximately $1 billion by the end of 2011 or early 2012. As part of this program, CCE purchased $200 million of its shares during the second quarter of 2011, bringing total repurchases since the program was announced in the fourth quarter of 2010 to $600 million. Going forward, these plans may be adjusted depending on economic, operating, or other factors, including acquisition opportunities.

CONFERENCE CALL

CCE will host a conference call with investors and analysts today at 10:00 a.m. ET. The call can be accessed through our website at www.cokecce.com.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and the world’s third-largest independent Coca-Cola bottler. CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden. For more information about our company, please visit our website at www.cokecce.com.

# # #

FORWARD-LOOKING STATEMENTS

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Form 10-K for the year ended December 31, 2010, and other SEC filings.

COCA-COLA ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; In Millions, Except Per Share Data)

	2011000	2011000
	Second Quarter
	2011	2010(a)

Net Operating Revenues	$2,407	$1,731

Cost of Sales	1,513	1,081

Gross Profit	894	650

Selling, Delivery, and Administrative Expenses	535	385

Operating Income	359	265

Interest Expense, Net - Third Party	20	5

Interest Expense, Net - Coca-Cola Enterprises Inc.	-	8

Other Nonoperating Expense, Net	(2)	-

Income Before Income Taxes	337	252

Income Tax Expense	91	53

Net Income	$246	$199

Basic Earnings Per Common Share(b)	$0.76	$0.59

Diluted Earnings Per Common Share(b)	$0.74	n/a

Dividends Declared Per Common Share	$0.13	n/a

Basic Weighted Average Common Shares Outstanding(b)	323	339

Diluted Weighted Average Common Shares Outstanding(b)	331	n/a

(a) Prior to the fourth quarter of 2010, our Condensed Consolidated Financial Statements were prepared in accordance with U.S. generally accepted accounting principles on a “carve-out” basis from legacy CCE’s Condensed Consolidated Financial Statements using the historical results of operations, assets, and liabilities attributable to the legal entities that comprised new CCE at the effective date of the Merger with The Coca-Cola Company (“TCCC”). These legal entities included all that were previously part of legacy CCE’s Europe operating segment, as well as Coca-Cola Enterprises (Canada) Bottling Finance Company. Our Condensed Consolidated Financial Statements prior to the fourth quarter of 2010 also included an allocation of certain corporate expenses under SEC Staff Accounting Bulletin (“SAB”) 55 that related to services provided to us by legacy CCE. Our Condensed Consolidated Financial Statements prior to the fourth quarter of 2010 do not include the acquired bottling operations in Norway and Sweden.

(b) For the calculation of basic earnings per common share in periods prior to the fourth quarter of 2010, we used the number of shares outstanding immediately following the transaction with TCCC. For periods subsequent to the transaction with TCCC, we used the actual number of weighted average common shares outstanding during that period. There were no dilutive securities in periods prior to the fourth quarter of 2010. For periods subsequent to the transaction with TCCC, we used the actual number of dilutive securities during that period.

COCA-COLA ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; In Millions, Except Per Share Data)

	20111000000	20111000000
	First Six Months
	2011	2010(a)

Net Operating Revenues	$4,251	$3,239

Cost of Sales	2,696	2,042

Gross Profit	1,555	1,197

Selling, Delivery, and Administrative Expenses	1,032	765

Operating Income	523	432

Interest Expense, Net - Third Party	39	10

Interest Expense, Net - Coca-Cola Enterprises Inc.	-	20

Other Nonoperating Expense, Net	(3)	(4)

Income Before Income Taxes	481	398

Income Tax Expense	129	79

Net Income	$352	$319

Basic Earnings Per Common Share(b)	$1.08	$0.94

Diluted Earnings Per Common Share(b)	$1.05	n/a

Dividends Declared Per Common Share	$0.25	n/a

Basic Weighted Average Common Shares Outstanding(b)	326	339

Diluted Weighted Average Common Shares Outstanding(b)	335	n/a

(a) Prior to the fourth quarter of 2010, our Condensed Consolidated Financial Statements were prepared in accordance with U.S. generally accepted accounting principles on a “carve-out” basis from legacy CCE’s Condensed Consolidated Financial Statements using the historical results of operations, assets, and liabilities attributable to the legal entities that comprised new CCE at the effective date of the Merger with The Coca-Cola Company (“TCCC”). These legal entities included all that were previously part of legacy CCE’s Europe operating segment, as well as Coca-Cola Enterprises (Canada) Bottling Finance Company. Our Condensed Consolidated Financial Statements prior to the fourth quarter of 2010 also included an allocation of certain corporate expenses under SEC Staff Accounting Bulletin (“SAB”) 55 that related to services provided to us by legacy CCE. Our Condensed Consolidated Financial Statements prior to the fourth quarter of 2010 do not include the acquired bottling operations in Norway and Sweden.

(b) For the calculation of basic earnings per common share in periods prior to the fourth quarter of 2010, we used the number of shares outstanding immediately following the transaction with TCCC. For periods subsequent to the transaction with TCCC, we used the actual number of weighted average common shares outstanding during that period. There were no dilutive securities in periods prior to the fourth quarter of 2010. For periods subsequent to the transaction with TCCC, we used the actual number of dilutive securities during that period.

COCA-COLA ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; In Millions)

	December 31,	December 31,
	July 1, 2011	December 31, 2010
ASSETS
Current:
Cash and cash equivalents	$404	$321
Trade accounts receivable, net	1,688	1,329
Amounts receivable from The Coca-Cola Company	69	86
Inventories	483	367
Prepaid expenses and other current assets	151	127

Total Current Assets	2,795	2,230
Property, plant, and equipment, net	2,315	2,220
Franchise license intangible assets, net	4,022	3,828
Goodwill	138	131
Other noncurrent assets, net	309	187

Total Assets	$9,579	$8,596

LIABILITIES
Current:
Accounts payable and accrued expenses	$1,895	$1,668
Amounts payable to The Coca-Cola Company	79	112
Current portion of third-party debt	187	162

Total Current Liabilities	2,161	1,942
Third-party debt, less current portion	2,581	2,124
Other noncurrent liabilities, net	201	149
Noncurrent deferred income tax liabilities	1,367	1,238

Total Liabilities	6,310	5,453

SHAREOWNERS’ EQUITY
Common stock	4	3
Additional paid-in capital	3,680	3,628
Reinvested earnings	325	57
Accumulated other comprehensive loss	(129)	(345)
Common stock in treasury	(611)	(200)

Total Shareowners’ Equity	3,269	3,143

Total Liabilities and Shareowners’ Equity	$9,579	$8,596

COCA-COLA ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; In Millions)

	First Six Months
	2011	2010(a)

Cash Flows From Operating Activities

Net income	$352	$319

Adjustments to reconcile net income to net cash derived from operating activities:

Depreciation and amortization	161	124

Deferred income tax expense	37	2

Pension expense less than contributions	(5)	(40)

Net changes in assets and liabilities	(289)	(293)

Net cash derived from operating activities	256	112

Cash Flows From Investing Activities

Capital asset investments	(181)	(124)

Net change in amounts due from Coca-Cola Enterprises Inc.	-	303

Net cash (used in) derived from investing activities	(181)	179

Cash Flows From Financing Activities

Change in commercial paper, net	24	(21)

Issuances of third-party debt	400	-

Payments on third-party debt	(7)	(37)

Share repurchases	(400)	-

Dividend payments on common stock	(81)	-

Exercise of employee share options	5	-

Net cash received from The Coca-Cola Company for transaction-related settlements	48	-

Contributions to Coca-Cola Enterprises Inc.	-	(310)

Other financing activities, net	3	-

Net cash used in financing activities	(8)	(368)

Net effect of currency exchange rate changes on cash and cash equivalents	16	(34)

Net Change In Cash and Cash Equivalents	83	(111)

Cash and Cash Equivalents at Beginning of Period	321	404

Cash and Cash Equivalents at End of Period	$404	$293

(a) Prior to the fourth quarter of 2010, our Condensed Consolidated Financial Statements were prepared in accordance with U.S. generally accepted accounting principles on a “carve-out” basis from legacy CCE’s Condensed Consolidated Financial Statements using the historical results of operations, assets, and liabilities attributable to the legal entities that comprised new CCE at the effective date of the Merger with TCCC. These legal entities included all that were previously part of legacy CCE’s Europe operating segment, as well as Coca-Cola Enterprises (Canada) Bottling Finance Company. Our Condensed Consolidated Financial Statements prior to the fourth quarter of 2010 also included an allocation of certain corporate expenses under SEC Staff Accounting Bulletin (“SAB”) 55 that related to services provided to us by legacy CCE. Our Condensed Consolidated Financial Statements prior to the fourth quarter of 2010 do not include the acquired bottling operations in Norway and Sweden.

COCA-COLA ENTERPRISES, INC.

RECONCILIATION OF GAAP TO NON-GAAP

(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

Reconciliation of Income (a)	Second-Quarter 2011
	Reported (GAAP)(b)	Items Impacting Comparability			Comparable (non-GAAP)
		Net Mark- to-Market Commodity Hedges(c)	Restructuring Charges(d)	Tax Indemnification Changes(e)
Net Operating Revenues	$2,407	$-	$-	$-	$2,407
Cost of Sales	1,513	1	-	-	1,514

Gross Profit	894	(1)	-	-	893
Selling, Delivery, and Administrative Expenses	535	(4)	(1)	(5)	525

Operating Income	359	3	1	5	368
Interest Expense, Net	20	-	-	-	20
Other Nonoperating Expense, Net	(2)	-	-	-	(2)

Income Before Income Taxes	337	3	1	5	346
Income Tax Expense	91	1	0	1	93

Net Income	$246	$2	$1	$4	$253

Diluted Earnings Per Common Share	$0.74	$0.01	$-	$0.01	$0.76

Reconciliation of Income (a) (f)	Second-Quarter 2010
		Items Impacting Comparability
	Reported (GAAP) (b)	Net Mark -to-Market Commodity Hedges (c)	Restructuring Charges (d)	Norway and Sweden (g)	SAB 55 Allocation (h)	Pro Forma Corporate (i)	Comparable (non-GAAP)
Net Operating Revenues	$1,731	$-	$-	$245	$-	$-	$1,976
Cost of Sales	1,081	(8)	-	153	-	-	1,226

Gross Profit	650	8	-	92	-	-	750
Selling, Delivery, and Administrative Expenses	385	(3)	(1)	70	(50)	46	447

Operating Income	$265	$11	$1	$22	$50	$(46)	$303

Interest Expense, Net (j)	13						18
Other Nonoperating Expense, Net	-						-

Income Before Income Taxes	252						285
Income Tax Expense (k)	53						77

Net Income	$199						$208

Diluted Earnings Per Common Share (l)	n/a						$0.60

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE’s U.S. GAAP Condensed Consolidated Financial Statements.

(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.

(d) Amounts represent non-recurring restructuring charges. Prior to the fourth quarter of 2010, these amounts only include those related to legacy CCE’s Europe operating segment and do not include any legacy CCE corporate amounts.

(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.

(f) The pro forma results are for informational purposes only and do not purport to present CCE’s actual results had the Merger with TCCC actually occurred on the dates specified or to project actual results for any future period. All pro forma information is based on assumptions believed to be reasonable and should be read in conjunction with the historical financial information contained in CCE’s registration statement on Form S-4 declared effective on August 25, 2010.

(g) Reflects historical financial statements of Norway and Sweden as adjusted for purchase accounting adjustments and accounting policy changes.

(h) Adjustment to exclude the SEC Staff Accounting Bulletin (“SAB”) 55 allocation of corporate expenses of legacy CCE as it existed prior to the transaction with TCCC.

(i ) Assumed one quarter of full-year estimated corporate expense of $185 million incurred evenly throughout the year.

(j) Comparable assumed $2.4 billion in gross debt with a weighted average cost of debt of 3%.

(k) Comparable assumed an effective tax rate of 27%.

(l) Comparable assumed 347 million fully diluted shares outstanding.

COCA-COLA ENTERPRISES, INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)
Reconciliation of Income (a)	First Six Months 2011
	Reported (GAAP)(b)	Items Impacting Comparability			Comparable (non.-GAAP)
		Net Mark-to-Market Commodity Hedges(c)	Restructuring Charges(d)	Tax Indemnification Changes(e)
Net Operating Revenues	$4,251	$-	$-	$-	$4,251
Cost of Sales	2,696	1	-	-	2,697

Gross Profit	1,555	(1)	-	-	1,554
Selling, Delivery, and Administrative Expenses	1,032	1	(15)	(5)	1,013

Operating Income	523	(2)	15	5	541
Interest Expense, Net	39	-	-	-	39
Other Nonoperating Expense, Net	(3)	-	-	-	(3)

Income Before Income Taxes	481	(2)	15	5	499
Income Tax Expense	129	-	4	1	134

Net Income	$352	$(2)	$11	$4	$365

Diluted Earnings Per Common Share	$1.05	$-	$0.03	$0.01	$1.09

Reconciliation of Income(a)(f)	First Six Months 2010

		Items Impacting Comparability
	Reported (GAAP)(b)	Net Mark- to-Market Commodity Hedges (c)	Restructuring Charges (d)	Norway and Sweden(g)	SAB 55 Allocation(h)	Pro Forma Corporate(i )	Comparable (non-GAAP)
Net Operating Revenues	$3,239	$-	$-	$462	$-	$-	$3,701
Cost of Sales	2,042	(6)	-	295	-	-	2,331

Gross Profit	1,197	6	-	167	-	-	1,370
Selling, Delivery, and Administrative Expenses	765	(1)	(2)	138	(88)	93	905

Operating Income	$432	$7	$2	$28	$88	$(93)	$464

Interest Expense, Net (j)	30						36
Other Nonoperating Expense, Net	(4)						-

Income Before Income Taxes	398						428
Income Tax Expense (k)	79						116

Net Income	$319						$312

Diluted Earnings Per Common Share (l)	n/a						$0.90

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE’s U.S. GAAP Condensed Consolidated Financial Statements.
(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(d) Amounts represent non-recurring restructuring charges. Prior to the fourth quarter of 2010, these amounts only include those related to legacy CCE’s Europe operating segment and do not include any legacy CCE corporate amounts.
(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.
(f) The pro forma results are for informational purposes only and do not purport to present CCE’s actual results had the Merger with TCCC actually occurred on the dates specified or to project actual results for any future period. All pro forma information is based on assumptions believed to be reasonable and should be read in conjunction with the historical financial information contained in CCE’s registration statement on Form S-4 declared effective on August 25, 2010.
(g) Reflects historical financial statements of Norway and Sweden as adjusted for purchase accounting adjustments and accounting policy changes.
(h) Adjustment to exclude the SEC Staff Accounting Bulletin (“SAB”) 55 allocation of corporate expenses of legacy CCE as it existed prior to the transaction with TCCC.
(i) Assumed two quarters of full-year estimated corporate expense of $185 million incurred evenly throughout the year.
(j) Comparable assumed $2.4 billion in gross debt with a weighted average cost of debt of 3%.
(k) Comparable assumed an effective tax rate of 27%.
(l) Comparable assumed 347 million fully diluted shares outstanding.

COCA-COLA ENTERPRISES, INC.

RECONCILIATION OF GAAP TO NON-GAAP

(Unaudited; In Millions)

	Second-Quarter 2011
	Reported (GAAP)(b)	Items Impacting Comparability			Comparable (non-GAAP)
Reconciliation of Segment Income(a)		Net Mark-to- Market Commodity Hedges(c)	Restructuring Charges(d)	Tax Indemnification Changes(e)
Europe	$408	$-	$1	$-	$409
Corporate	(49)	3	-	5	(41)

Operating Income	$359	$3	$1	$5	$368

	Second-Quarter 2010
				Items Impacting Comparability
Reconciliation of Segment Income(a)	Previously Reported (GAAP)(f)	Segment Measurement Change(g)	As Adjusted Reported (GAAP)(b)	Net Mark-to- Market Commodity Hedges(c)	Restructuring Charges (d)	Norway and Sweden(h)	SAB 55 Allocation(i)	Pro Forma Corporate(j)	Comparable (non-GAAP)
Europe	$326	$(10)	$316	$-	$1	$22	$-	$-	$339
Corporate	(61)	10	(51)	11	-	-	50	(46)	(36)

Operating Income	$265	$-	$265	$11	$1	$22	$50	$(46)	$303

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE’s U.S. GAAP Condensed Consolidated Financial Statements.

(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.

(d) Amounts represent non-recurring restructuring charges. Prior to the fourth quarter of 2010, these amounts only include those related to legacy CCE’s Europe operating segment and do not include any legacy CCE corporate amounts.

(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.

(f) As reflected in CCE’s registration statement on Form S-4, declared effective August 25, 2010.

(g) Adjustment to reflect a segment measurement change that occurred in the first quarter of 2011 under which certain information technology-related costs incurred in Europe that were previously reported in our Corporate segment are now reported in our Europe operating segment. For the full-year 2010, approximately $45 million in total expenses will be recast from our Corporate segment to our Europe operating segment. This change did not impact our consolidated operating income for any period.

(h) Reflects historical financial statements of Norway and Sweden as adjusted for purchase accounting adjustments and accounting policy changes.

(i) Adjustment to exclude the SEC Staff Accounting Bulletin (“SAB”) 55 allocation of corporate expenses of legacy CCE as it existed prior to the transaction with TCCC.

(j) Assumed one quarter of full-year estimated corporate expense of $185 million incurred evenly throughout the year.

COCA-COLA ENTERPRISES, INC.

RECONCILIATION OF GAAP TO NON-GAAP

(Unaudited; In Millions)

	Measurement	Measurement	Measurement	Measurement	Measurement	Measurement	Measurement	Measurement	Measurement
	First Six Months 2011
	Reported (GAAP)(b)	Items Impacting Comparability			Comparable (non-GAAP)
Reconciliation of Segment Income(a)		Net Mark-to- Market Commodity Hedges(c)	Restructuring Charges(d)	Tax Indemnification Changes(e)
Europe	$608	$-	$15	$-	$623
Corporate	(85)	(2)	-	5	(82)

Operating Income	$523	$(2)	$15	$5	$541

	First Six Months 2010
	Previously Reported (GAAP)(f)	Segment Measurement Change(g)	As Adjusted Reported (GAAP)(b)	Items Impacting Comparability					Comparable (non-GAAP)
Reconciliation of Segment Income(a)				Net Mark-to- Market Commodity Hedges(c)	Restructuring Charges (d)	Norway and Sweden (h)	SAB 55 Allocation (i)	Pro Forma Corporate (j)
Europe	$527	$(21)	$506	$-	$2	$28	$-	$-	$536
Corporate	(95)	21	(74)	7	-	-	88	(93)	(72)

Operating Income	$432	$-	$432	$7	$2	$28	$88	$(93)	$464

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results. The adjusting items are based on established defined terms and thresholds and represent all material items management considered for year-over-year comparability.

(b) As reflected in CCE’s U.S. GAAP Condensed Consolidated Financial Statements.

(c) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.

(d) Amounts represent non-recurring restructuring charges. Prior to the fourth quarter of 2010, these amounts only include those related to legacy CCE’s Europe operating segment and do not include any legacy CCE corporate amounts.

(e) Amounts represent post-Merger changes to certain underlying tax matters covered by our indemnification to TCCC for periods prior to the Merger.

(f) As reflected in CCE’s registration statement on Form S-4, declared effective August 25, 2010.

(g) Adjustment to reflect a segment measurement change that occurred in the first quarter of 2011 under which certain information technology-related costs incurred in Europe that were previously reported in our Corporate segment are now reported in our Europe operating segment. For the full-year 2010, approximately $45 million in total expenses will be recast from our Corporate segment to our Europe operating segment. This change did not impact our consolidated operating income for any period.

(h) Reflects historical financial statements of Norway and Sweden as adjusted for purchase accounting adjustments and accounting policy changes.

(i ) Adjustment to exclude the SEC Staff Accounting Bulletin (“SAB”) 55 allocation of corporate expenses of legacy CCE as it existed prior to the transaction with TCCC.

(j) Assumed two quarters of full-year estimated corporate expense of $185 million incurred evenly throughout the year.

COCA-COLA ENTERPRISES, INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited; In Millions, Except Percentages)

	Second-Quarter 20110	Second-Quarter 20110
	Second-Quarter 2011 Change Versus Second-Quarter 2010	First Six Months 2011 Change Versus First Six Months 2010
Net Revenues Per Case
Change in Net Revenues per Case	16.5%	10.0%
Impact of Excluding Post Mix, Non-Trade, and Other	(0.5)%	0.5%

Bottle and Can Net Pricing Per Case(a)	16.0%	10.5%
Impact of Currency Exchange Rate Changes	(13.0)%	(8.0)%

Currency-Neutral Bottle and Can
Net Pricing Per Case(b)	3.0%	2.5%

Cost of Sales Per Case
Change in Cost of Sales per Case	18.0%	11.0%
Impact of Excluding Post Mix, Non-Trade, and Other	(1.5)%	0.0%

Bottle and Can Cost of Sales Per Case(c)	16.5%	11.0%
Impact of Currency Exchange Rate Changes	(12.0)%	(8.0)%

Currency-Neutral Bottle and Can
Cost of Sales Per Case(b)	4.5%	3.0%

Physical Case Bottle and Can Volume
Change in Volume	4.5%	4.0%
Impact of Selling Day Shift	0.0%	1.0%

Comparable Bottle and Can Volume(d)	4.5%	5.0%

	First Six Months
Reconciliation of Free Cash Flow (e)(f)	2011	2010
Net Cash Derived From (Used In) Operating Activities	$256	$112
Less: Capital Asset Investments	(181)	(124)

Free Cash Flow	$75	$(12)

Reconciliation of Net Debt (g)	July 1, 2011	December 31, 2010
Current Portion of Debt	$187	$162
Debt, Less Current Portion	2,581	2,124
Less: Cash and Cash Equivalents	(404)	(321)

Net Debt	$2,364	$1,965

(a)

The non-GAAP financial measure “Bottle and Can Net Pricing Per Case” is used to more clearly evaluate bottle and can pricing trends in the marketplace. The measure (1) excludes the impact of fountain volume and other items that are not directly associated with bottle and can pricing in the retail environment and (2) reflects the impact of the acquired bottling operations in Norway and Sweden as if they were acquired on January 1, 2010. Our bottle and can sales accounted for approximately 95 percent of our net revenues during the first six months of 2011.

(b)

The non-GAAP financial measures “Currency-Neutral Bottle and Can Net Pricing Per Case” and “Currency-Neutral Bottle and Can Cost of Sales per Case” are used to separate the impact of currency exchange rate changes on our operations.

(c)

The non-GAAP financial measure “Bottle and Can Cost of Sales Per Case” is used to more clearly evaluate cost trends for bottle and can products. The measure (1) excludes the impact of fountain ingredient costs and other items not directly associated with the bottle and can cost environment and (2) reflects the impact of the acquired bottling operations in Norway and Sweden as if they were acquired on January 1, 2010.

(d)

“Comparable Bottle and Can Volume” is used to analyze the performance of our business on a constant period and territory basis. This measure reflects the impact of the acquired bottling operations in Norway and Sweden as if they were acquired on January 1, 2010. There were the same number of selling days in the second quarter of 2011 and 2010. There was one less selling day in the first six months of 2011 versus the first six months of 2010.

(e)	The non-GAAP measure “Free Cash Flow” is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(f)

Prior to the fourth quarter of 2010, the free cash flow calculation only includes legacy CCE’s European operations and does not include any legacy CCE corporate amounts or amounts related to the bottling operations in Norway and Sweden.

(g)	The non-GAAP measure “Net Debt” is used to more clearly evaluate our capital structure and leverage.